What if we could reinvent the light bulb?



well... we just did

VU1™

Light without compromise.™

March 30, 2009

Disclaimer and Safe Harbor Statement

Disclaimer

This document is based on information provided by Vu1 Corporation (the "Company") and other sources that the Company believes are reliable. Nothing in this document is, or may be relied upon as, a promise or representation by the Company as to the past or the future. This is not an offer or the solicitation of an offer to buy or sell securities, and readers should not construe the contents of this document as investment, legal or tax advice. The information contained in this document is made as of the date hereof, and does not reflect any events that may occur subsequent to the date hereof. The Company undertakes no duty or obligation to update or revise the information included in this presentation.

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include, but are not limited to, the commercial availability of our light bulb, timing for bulb production, manufacturing capability of our facility, interest of channel partners and distributors, the viability, pricing and acceptance of our products in the market, results of our patent filings, our strategic planning and business development plans, and potential future opportunities. The words "may," "would," "will," "expect," "estimate," "anticipate," "plan," "believe," "intend," "target," "strategy," "potential" " and similar expressions and variations are intended to identify forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. These risks include our ability to raise capital to fund ongoing development and operations, completing our manufacturing capability, the price and availability of raw materials for manufacturing, timing and results of product development and certification of our product, unanticipated costs and delays in product development and manufacturing, our ability to hire and retain key management and technical personnel, interest of channel partners, competitive factors, and our ability to manage growth, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-K for the year ended December 31, 2008 and our other periodic reports as filed from time to time).

Opportunity Overview

- **World's first energy efficient light bulb to incorporate the best in lighting product qualities**
- **Large and rapidly growing market demand for energy efficient reflector bulbs**
- **Proprietary Electron Stimulated Luminescence™ (ESL™) Technology – in a class by itself**
  - Innovative application of established technology
  - 5 years in development
  - Multiple patents pending
  - Submit to independent test lab in H1 2009
  - Anticipate production of R30 in H2 2009
  - Additional configuration potential with ESL™ Technology
- **Initially targeting R30 reflector bulbs typically installed in recessed ceiling fixtures**
- **Dedicated manufacturing facility in the Czech Republic**
  - Led by highly trained ex-LG Philips Displays manufacturing team



Contemplated Product Design

Light Bulbs 101

- The evolution of the reflector bulb landscape



Incandescent



Halogen



Compact Fluorescent Light (CFL)



Light Emitting Diode (LED)

ESL™ – Light Without Compromise™

Shortcomings of Current Technologies

Incandescent



- Not energy efficient
- Short life
- Being legislated out of market

Halogen



- Not energy efficient
- Short life
- Significant level of heat

Compact Florescent Light (CFL)



- Toxic and not safely disposable (mercury)
- Imperfect light quality
- Not instant on, limited ability to dim (if at all)

Light Emitting Diode (LED)



- Most expensive
- Limited applicability for recessed lighting
- Often poor light quality

Electron Stimulated Luminescence™ (ESL™)

- Energy efficient
- Incandescent light quality
- Instant on
- Fully dimmable
- Mercury free
- Long life (estimated 6,000hrs)
- Targeting UL® compliance
- Pursuing ENERGY STAR® certification
- Affordable price target
- Trash bin disposable


ESL™

Electron Stimulated Luminescence™ (ESL™)

- Unique application of electron physics to produce light
- Combines **photometrics** with electron physics to produce an energy efficient high-quality light bulb
- Multiple patents pending for technology and manufacturing processes



Luminescent Materials
Electron Source
ESL™
Electronics
Manufacturing Processes

ESL™ Technology Development Timeline



May
Began research on science of electron/ luminescent materials light
January
Vu1™ founders envisioned the ESL™ bulb
April
Began miniaturization of electronics
October
Formed Sendio for development and manufacturing
January
Bulb integration initiated
2004
2005
2006
2007
2008
2009
May
Initiated electron source development
January
Initiated electronics packaging and production
May
Initiated electronics prototyping
Target production start

Experienced Senior Management Team

Executive	Experience	
David Grieger *Chief Executive Officer, Board of Directors*	'83 – '08 **Russell Investments**	▪ 25 years of management and executive experience with Russell Investments ▪ Established international markets in Australia, Europe, and Canada ▪ Quadrupled size of index business while maintaining 60% margins ▪ Assisted in defining and managing overall company direction by holding key executive positions such as Chair of Russell's Global Marketing Council ▪ Managing Director of the market-leading Russell family of indices ▪ Chief Marketing Officer for Russell Investments ▪ Member of the Global Product Review Committee
T. Ron Davis *Chief Marketing Officer*	'93 – '07 **Intellect Marketing Group**	▪ Former President of Intellect Marketing Group providing marketing consulting services to emerging growth software and Fortune 500 companies ▪ Selected clients included Visio, GMAC Europe and Microsoft
	'88 – '93 **Microsoft**	▪ Former Director of Fortune 500 Marketing ▪ Played a principal role in growing revenue from $25 million to $1 billion ▪ Established the Corporate Account Marketing group, which developed the now industry standard Multi-License Pak
	'78 – '88 **Digital Equipment Corp**	▪ 9 years with DEC in marketing, sales, and management roles ▪ Created first field based marketing group which was adopted nationwide
	'70 – '78 **American Express**	▪ Technologist in international systems and telecommunications
Richard Herring *Chief Technology Officer, Board of Directors*	'99 – '00 **ISCO**	▪ Former Chief Operating Officer of ISCO International ▪ Developed high temperature super conducting filters for cell towers ▪ Merged Spectral Solutions acquisition into ISCO
	'97 – '98 **Digital Globe**	▪ Founder and former Chief Executive Officer of Digital Globe ▪ Started creation of first digital image file of globe ▪ Developed first of evolutionary satellites for imaging
	'68 – '97 **Ball Aerospace**	▪ 25+ years of management experience including serving as the President of Ball Aerospace's Space Systems Division and COO of five other divisions

Experienced Senior Management Team *(continued)*

Executive	Experience
Philip Styles *Vice President, Manufacturing*	▪ 20 years+ of manufacturing experience with Sony, LG Electronics and Philips ▪ Responsible for establishing and managing LG Philips Displays joint venture in Czech Republic
Matt DeVries *Chief Financial Officer*	▪ 12 years of public company finance experience ▪ International Manufacturing / Distribution
Robert White *Vice President, Engineering*	▪ Emerson Network Power, AT&T Bell, Digital Equipment Corporation, and General Electric ▪ Technical Vice President, IEEE Power Electronics Society
Nancy Lanning *Executive Program Manager*	▪ 25 years of technology industry experience, specializing in development management in Fortune 500 and startup companies ▪ Led development projects and organizations at Microsoft, Advanced Interactive Systems, and Compelling Technologies
Christine Soverel *Financial Planning Consultant*	▪ Former Finance Director of Starbucks Coffee Company (10 years) ▪ CFO of privately held regional restaurant chain

Large and Growing Market Opportunity

- Multi-billion dollar market opportunity exists for a superior energy efficient bulb
- Energy efficient reflector bulb sales in U.S. are projected to grow at a 23.4% rate between 2009 and 2012
- 800+ million commercial and residential recessed can fixtures exist in the U.S.; consumers seeking energy efficient alternative; waning consumer adoption of CFLs

2007 Light Bulb Market Size



($ in millions)
$24,000
$20,000
$16,000
$12,000
$8,000
$4,000
$0
$13,322
$3,051
$2,911
$1,119
$20,403
Incan-descent
Linear Fluor-escent
Compact Fluor-escent
Other
Total
Rest of the World
US
EU
Former USSR
China
Japan / Korea

Source: Industry research.

U.S. Energy Efficient Reflector Bulb Market Size



(in millions of bulbs)
240
200
160
120
80
40
0
98.7
145.8
151.7
185.5
144.4
2009E
2010E
2011E
2012E
2013E

- Growth stabilizes in 2013 due to the long-life nature of energy efficient bulbs and the resulting diminished need for replacement bulbs

Source: Department of Energy.

Global Demand for Energy Efficient Technology

U.S.

- January 2008 - U.S. passes energy bill banning incandescent bulbs from traditional use beginning in 2012 and fully implemented by 2014

International

- February 2007 - Australia announced plans to restrict the sale of incandescent bulbs by 2010
- April 2007 - Canada to change from inefficient bulbs by 2012
- December 2007 - Ireland announced plans to ban the sale of incandescent bulbs by 2009
- October 2008 - EU energy ministers approved a ban on incandescent bulbs beginning in 2010


2008
2009
2010
2011
2012

Light Bulb Landscape

- ESL™ — mercury-free energy efficient technology to address the 800+ million commercial and residential recessed can fixtures in the U.S. market

Features	Incandescent	Halogen	CFL	LED	Vu1 ESL™
Energy Efficient	○	○	●	●	●
Incandescent Light Quality	●	●	○	○	●
Instant On	●	●	◔	●	●
Dimmable	●	●	◒	◒	●
Mercury Free	●	●	○	●	●
Works with Timers & Photo Controls	●	●	◔	●	●
Safely Disposable	●	●	○	◒	●
Not Susceptible to Heat	●	●	○	○	●
Long Life	○	○	●	●	●

Dimmable CFL Reflector Bulb Competition

- **Dimmable CFL Reflector Bulb Prices (U.S.)**
  - $18 average retail price[1]
- **Issues include**
  - Limited dimming ability
    - May not dim in a consistent, linear manner
    - May only partially dim (e.g., to 50%)
    - May buzz or flicker at dimmed light levels
    - If dimmed when turned off, may not be dimmed when turned on
  - Warm up time
  - All contain mercury
  - Recycling cost
  - Poor Power Factor performance (power grid efficiency)

Top Brand Dimmable CFL Reflector Bulbs

Product	Features	Price
Philips Dimmable CFL	16Watt (65Watt equivalent)	$18 - $30
Sylvania Dimmable CFL	15Watt (60Watt equivalent)	$16 - $24
GE Lighting Dimmable CFL	15Watt (65Watt equivalent)	$12 - $25

Source: NexTag.com, TheFind.com 2009.

(1) Calculated from 31 bulbs purchased from multiple retailers since Jan 2008.

Major Problems with CFL

- **Toxicity**
  - 5 mg of Mercury per bulb (enough to contaminate 30,000 gallons of water)
  - State of Vermont issued health warnings regarding use of CFL bulbs to pregnant women and parents of small children
  - EPA Mercury Spill Guidelines
- **Poor Performance**
  - Poor light quality (color rendering index and color temp)
  - Warm up time required
  - Marginal dimming if at all
  - Typically does not meet specified life
  - Poor Power Factor performance (power grid efficiency)
- **Consumer backlash**
  - A poor performing, toxic product is being forced on them through government bans on incandescent bulbs
  - Consumers want a choice
- **No viable alternative** (affordable, good light quality, energy efficient)
- **High cost of recycling: $0.50 - $2.00 per CFL bulb**[(1)]

(1) National Electrical Manufacturers Association Recycling Household CFLs Report – September 2007.

Scientific American

ENVIRONMENT

Toxic Bulbs

Recycling rules vary for mercury-containing fluorescents

– October 2007

The New York Times

OP-ED CONTRIBUTOR

The Dark Side of Green Light

– July 2007

WorldNetDaily

HEAT OF THE MOMENT

Warning: Vacate room when CFL bulb breaks

Energy-saving devices called so dangerous everyone must leave for at least 15 minutes

> ***"The most-immediate hazard from the CFL bulbs may be to consumers' pocketbooks. It costs about $1,300 to properly dispose of one municipal recycling bin full of bulbs – a figure that is sure to increase residents' tax bills."*** *– WorldNetDaily, January 2008*



Product Pricing Considerations

Light Bulb Unit Price Comparison



Incandescent
Halogen
CFL
ESL™*
LED
$0
$20
$40
$60
$80
$100
$120
$140
Price per Unit
* Estimated

- **Pricing information for R30/R40 reflector bulbs in all technologies reflects 2008 average retail prices at major U.S. big box retailers**
- **Collected retail pricing data from major retailers in 2008**
- **ESL™ market research**
  - Consumer attitude and behavior focus group in October 2008
  - Price elasticity market research (175 interviews) during December 2008

Source: Management research.

ESL™ – How It Works

- Innovated and integrated existing technologies to create energy efficient luminescence
- Novel application of electron physics based technology
- Electron spray from the electron source to a luminescent coating
- Luminescent coating glows - creating light
- Proprietary technology and processes (patents pending)



Electronics
Screw-in Base
Glass Tube
Contemplated Product Design
Electron Source
Plastic Housing
Internal Luminescent Coating
Electron Spray

Strong Intellectual Property Portfolio

- **Patents pending**
  - 10 US representing 190 claims
  - 6 International representing 274 claims
- **Patent claims pertain to:**
  - Electron source
  - Electronics
  - Luminescent materials
  - Manufacturing process
- **Federal trademark registrations filed**
  - Vu1™
  - Electron Stimulated Luminescence™
  - ESL™
  - Light without compromise™
  - Colored strip on bulb stem


ESL™

Development and Manufacturing Facility

- **Located in the Czech Republic**
- **Led by experienced engineers, technicians and craftsmen**
  - Staff responsible for former LG Philips Displays joint venture in Czech Republic
  - Skill sets ideal for ESL™ bulb development and manufacturing
- **Initial line capacity of 6 million ESL™ bulb annual potential**
- **Planned future capacity expansion**
  - Two high-volume lines with 20 million bulbs annual potential per line
  - Each line configurable for different reflector bulbs





Brand and Promotional Strategy

- **Existing Vu1™ corporate and ESL™ technology brands**
- **Establishing a product brand**
  - Premium product
  - New lighting technology
  - Target brand attributes to be conveyed through product naming, packaging, messaging, positioning and promotion
    - Warm, Friendly, Safe, Dependable
    - Illuminating, Affordable, Innovative
- **Capitalizing on public relations**
  - Co-promotion
  - Showcase installations
- **Distinctive product presence**
  - Unique and distinctive consumer packaging
  - Free-standing displays for retail merchandising

100% MERCURY-FREE
ULTRA-EFFICIENT
FULLY DIMMABLE
FULL COLOR SPECTRUM
EARTH-LOVING LIGHTBULB


Give her a bright future

Light Without Compromise™

Distribution Strategy

- **Initially focus on the U.S. commercial and residential markets**

Commercial / Government	Residential / Retail	Incentive Programs
▪ Focus on developing distribution relationships with several key organizations	▪ Initially enter retail channel through select partnerships ▪ Expand to broader distribution / availability over time ▪ High margins in energy efficient lighting provides strong motivation for major retailers ▪ Specialty lighting retailers, home centers / hardware stores, e-commerce retailers, warehouse clubs, mass merchandisers and other specialty retailers	▪ Aggressively pursue participation to lower net cost to consumer ▪ Extensive utility and government agency rebate programs for purchase of energy efficient bulbs ▪ Residential and commercial

Distribution Agent: ISS

- Integrated Sales Solutions (ISS) is a global sales organization with expertise in the electrical / lighting product class
- Established record of successful product launches across multiple distribution channels
- Responsible for product introduction and development of national sales networks in each of the following channels:
  - Municipality/Government
  - Electrical Distribution
  - Utility
  - Retail

integrated sales solutions

Lighting Credentials

- Clients (past & present) include:
  - Amertac / Westek
  - Tyco Electronics
  - Leviton Manufacturing
  - FEIT Electric
  - Lights of America
  - TCP
  - Fluke Corporation
  - Cooper Lighting / Halo
- Previous Electrical Merchant for The Home Depot
- Previous VP Operations for exclusive provider of merchandising services to lighting & "rough" electrical departments in 750+ Home Depot stores
- Founder of Western Marketing Concepts, responsible for introduction of FEIT 130V "Pro Pack" light bulbs & LOA CFL's across regional utilities & retailers

Established Marketing Partners

- **Public Relations**
  - ScovillePR *(Zipcar, Sustainable Oils, Propel Fuels, Bionavitas)*
- **Market Research**
  - Hebert Research *(Costco, Toyota USA, Pepsi)*
- **Marketing Communications**
  - Williams-Helde *(Sonicare, Darigold, Ex-Officio, Caterpillar)*
- **Other Advisors**
  - JF Designs *(IntraCorp, HandyWorks)*

Logos used with permission

ESL™ – Game Changing Technology

In a Class by Itself

- Energy efficient illumination solution created by applying proven electron physics
- Incandescent quality lighting characteristics
- Continuous dimming with ordinary household Triac-based dimmers
- Instant on (even when previously dimmed)
- Strong intellectual property portfolio

Technology Adapts to Existing Standards

- When installed, looks like a standard R30 incandescent light bulb
- Not susceptible to heat
- Direct replacement in ordinary Edisonian sockets – fits standard recessed can luminaries
- Long life (estimated 6,000hrs)

Convenience and Compliance

- Uniform, glare-free appearance
- Silent operation
- Will pursue UL®, FCC, and Energy Star® certification

Environmentally Friendly

- Utilizes commonly sourced, non-hazardous materials
- Trash bin disposable
- Mercury free



Conclusion

- Large unmet market demand driven by government regulation and consumer dissatisfaction
- Unique and differentiated technology design to meet regulatory and market demand
- Existing manufacturing expertise led by highly trained ex-LG Philips Displays staff
- Strong, comprehensive intellectual property portfolio
- Anticipate commercialization and marketing strategy execution in H2 2009


Contemplated
Product Design